================================================================================



                                  $100,000,000
                                CREDIT AGREEMENT


                                      among



                        THE KINDERCARE REALTY TRUST 1999
                                   as Borrower


                               The Several Lenders
                        from Time to Time Parties Hereto

                             BANK OF AMERICA, N.A.,
                            as Co-Documentation Agent

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent

                             BANKERS TRUST COMPANY,
                              as Syndication Agent


                                       and


                            THE CHASE MANHATTAN BANK,
                            as Administrative Agent,
                         Book Manager and Lead Arranger





                          Dated as of September 2, 1999



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                                                                             -i-


                                TABLE OF CONTENTS


                                                                           Page


SECTION 1.  DEFINITIONS ......................................................1
     1.1     Defined Terms ...................................................1

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS 1
     2.1     Commitments .....................................................1
     2.2     Notes............................................................1
     2.3     Procedure for Borrowing..........................................2
     2.4     Commitment Fees..................................................3
     2.5     Prepayments......................................................3
     2.6     Conversion and Continuation Options..............................4
     2.7     Minimum Amounts of Tranches......................................4
     2.8     Interest Rates and Payment Dates.................................4
     2.9     Computation of Interest..........................................5
     2.10    Inability to Determine Interest Rate.............................5
     2.11    Pro Rata Treatment and Payments..................................6
     2.12    Illegality.......................................................6
     2.13    Requirements of Law..............................................7
     2.14    Indemnity........................................................8
     2.15    Taxes............................................................8
     2.16    Notice of Certain Costs.........................................10
     2.17    Change of Lending Office........................................11
     2.18    Replacements of Lender under Certain Circumstances..............11

SECTION 3.  REPRESENTATIONS AND WARRANTIES...................................11

SECTION 4.  CONDITIONS PRECEDENT.............................................11
     4.1     Conditions to Effectiveness.....................................11
     4.2     Conditions to Each Loan.........................................12

SECTION 5.  COVENANTS........................................................12
     5.1     Other Activities................................................12
     5.2     Ownership of Property, Indebtedness.............................12
     5.3     Disposition of Assets...........................................13
     5.4     Compliance with Operative Agreements............................13
     5.5     Further Assurances..............................................13
     5.6     Notices.........................................................13
     5.7     Discharge of Liens..............................................13
     5.8     Recordkeeping...................................................13


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                                                                            -ii-


SECTION 6.  REMEDIAL PROVISIONS..............................................13
     6.1     Events of Default...............................................13

SECTION 7.  THE AGENT........................................................17
     7.1     Appointment.....................................................17
     7.2     Delegation of Duties............................................18
     7.3     Exculpatory Provisions..........................................18
     7.4     Reliance by Agent...............................................18
     7.5     Notice of Default...............................................18
     7.6     Non-Reliance on Agent and Other Lenders.........................19
     7.7     Indemnification.................................................19
     7.8     Agent in Its Individual Capacity................................20
     7.9     Successor Agent.................................................20
     7.10    Co-Documentation and Syndication Agents.........................20

SECTION 8.  MATTERS RELATING TO PAYMENTS AND COLLATERAL......................20
     8.1     The Account.....................................................20
     8.2     Proceeds of Collateral; Proceeds Remaining in Account...........22
     8.3     Certain Remedial Matters........................................23
     8.4     Release of the Property, etc. ..................................24

SECTION 9.  MISCELLANEOUS....................................................24
     9.1     Amendments and Waivers..........................................24
     9.2     Notices.........................................................25
     9.3     No Waiver; Cumulative Remedies..................................26
     9.4     Survival of Representations and Warranties......................26
     9.5     Successors and Assigns; Participations and Assignments..........26
     9.6     Participations..................................................26
     9.7     Assignments.....................................................27
     9.8     The Register; Disclosure; Pledges to Federal Reserve Banks......29
     9.9     Adjustments; Set-Off............................................29
     9.10    Counterparts....................................................30
     9.11    Severability....................................................30
     9.12    Integration.....................................................30
     9.13    GOVERNING LAW...................................................30
     9.14    SUBMISSION TO JURISDICTION; WAIVERS.............................31
     9.15    Acknowledgments.................................................31
     9.16    WAIVERS OF JURY TRIAL...........................................32
     9.17    Nonrecourse.....................................................32
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                                                                           -iii-


EXHIBITS
--------

Exhibit A-1  Form of Tranche A Note
Exhibit A-2  Form of Tranche B Note
Exhibit B    Form of Assignment and Acceptance
Exhibit C    Form of Designation Agreement


SCHEDULES
---------

Schedule 1.1 Commitments of Lenders

     CREDIT AGREEMENT, dated as of September 2, 1999 among THE KINDERCARE REALTY TRUST 1999, a Delaware business trust (the "Borrower"), BANK OF AMERICA, N.A., a national banking association, as Co-Documentation Agent, THE BANK OF NOVA SCOTIA, a Delaware corporation, as Syndication Agent, BANKERS TRUST COMPANY, as Syndication Agent, the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and THE CHASE MANHATTAN BANK, a New York banking corporation, as agent for the Lenders hereunder (in such capacity, the "Agent"), Administrative Agent, Book Manager and Lead Arranger.

     The parties hereto hereby agree as follows:


                             1. SECTION DEFINITIONS

          1.1 Defined Terms . Capitalized terms used herein but not otherwise defined in this Agreement shall have the respective meanings set forth in Annex A attached to the Participation Agreement dated as of the date hereof among Lessee, the Borrower, the Investor, the Agent and the Lenders.


                   2. SECTION AMOUNT AND TERMS OF COMMITMENTS

          2.1 Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans (the "Loans") to the Borrower from time to time during the Commitment Period for the purpose of enabling the Borrower to acquire the Properties and to pay Project Costs, in an aggregate principal amount not to exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

          (b) The Loans may from time to time be (i) Eurodollar Loans, (ii) ABR Loans, or (iii) a combination thereof, as determined by the Borrower and notified to the Agent in accordance with Sections 2.3 and 2.6, provided that no Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Maturity Date.

          2.2 Notes. The Loans made by each Lender shall be evidenced by a promissory note of the Borrower, substantially in the form of Exhibit A-1, in the case of Tranche A Loans (each, a "Tranche A Note"), or Exhibit A-2, in the case of Tranche B Loans (each, a "Tranche B Note"), with appropriate insertions as to payee, date and principal amount, payable to the order of such Lender and in a principal amount equal to the lesser of (a) the initial Commitment of such Lender and (b) the aggregate outstanding principal amount of all Tranche A Loans or Tranche B Loans, as the case may be, made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans, the length of each Interest Period with respect thereto, on the schedule

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                                                                               2


annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the existence and accuracy of the loans therein recorded, in the absence of manifest error, provided that the failure to make any such recordation or any error in such recordation shall not affect the Borrower's actual obligations hereunder or under such Note. Each Note shall (i) be dated the Initial Closing Date, (ii) be stated to mature on the Maturity Date and (iii) provide for the payment of interest in accordance with Section 2.8.

          2.3 Procedure for Borrowing . The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall deliver to the Agent an irrevocable Requisition (which Requisition must be received by the Agent prior to 12:00 Noon, New York City time, three Business Days prior to the requested Borrowing Date, unless the borrowing is to be entirely ABR Loans, in which event such Requisition must be received one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans or a combination thereof and
(iv) if the borrowing is to be entirely or partly of Eurodollar Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Commitments (other than borrowings of Interest Payment Loans) shall be in an amount equal to (x) in the case of ABR Loans, at least $500,000 or a whole multiple of $100,000 in excess thereof (or if less, the Total Available Commitments or the amount representing Property Acquisition Costs for any Property) and (y) in the case of Eurodollar Loans, at least $500,000 or a whole multiple of $100,000 in excess thereof. Upon receipt of any such Requisition from the Borrower, the Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Agent for the account of the Borrower at the office of the Agent specified in Section 9.2 prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Agent. Such borrowing will then be made available to the Borrower by the Agent crediting an account designated by the Borrower on the books of such office with the aggregate of the amounts made available to the Agent by the Lenders and in like funds as received by the Agent. The Borrower may submit no more than three (3) Requisitions in any calendar month in total; each Requisition may be applied as to either Project Costs or Property Acquisition Costs or both but with a maximum of one Project Cost Requisition per month.

          (b) Notwithstanding anything in the foregoing Section 2.3(a) to the contrary, on each date during the Construction Period with respect to any Construction Period Property which is one Business Day prior to any Scheduled Interest Payment Date, the Borrower shall be deemed to have requested a borrowing pursuant to Section 2.3(a) of ABR Loans in an amount equal to the aggregate amount of Allocated Interest on the Loans due and payable on such Scheduled Interest Payment Date with respect to the Construction Period Properties. The Borrowing Date with respect to any such borrowing shall be the relevant Scheduled Interest Payment Date (provided, that the making of the Loans pursuant to such borrowing shall be subject to satisfaction of the applicable conditions precedent set forth in Section 4.2) and the proceeds of such borrowing shall be applied to pay such interest. On each such Borrowing Date, the Tranche A/B Property Cost and the Tranche A/B Construction Property Cost of each Construction Period

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                                                                               3


Property shall be increased by an amount equal to the Allocated Interest paid on such date with respect to such Property.

          (c) A portion of the principal amount of each Loan made by each Lender equal to the Tranche A Percentage of the principal amount of such Loan shall be deemed to be a "Tranche A Loan" for the purposes of the Operative Agreements and the remaining portion of the principal amount of such Loan shall be deemed to be a "Tranche B Loan" for the purposes of the Operative Agreements, provided that payments in respect of the Loans shall be allocated to reduce the aggregate outstanding principal amount of Tranche A Loans and Tranche B Loans of each Lender in the manner specified in Section 2.11(a).

          2.4 Commitment Fees . Promptly after receipt from the Lessee of payment of any Commitment Fees payable pursuant to the Participation Agreement, the Agent shall distribute such payment to the Lenders pro rata according to their respective Commitment Percentages and to the Investors pro rata according to their Proportionate Share of the Investor Commitment.

          2.5 Prepayments . The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty (other than breakage costs if due hereunder), upon at least three Business Days' irrevocable notice to the Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. If any notice of prepayment is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to the payment date on the amount prepaid and amounts, if any, required to be paid pursuant to Section 2.14. Partial prepayments pursuant to this Section 2.5(a) shall be in an aggregate principal amount of $500,000 or a whole multiple of $100,000 in excess thereof.

          (b) If on any date the Agent or the Borrower shall receive, with respect to any Property, any payment in respect of excess wear and tear pursuant to Section 21.3 of the Lease (a "Wear and Tear Payment") or any Net Sales Proceeds Shortfall pursuant to Section 21.3 of the Lease, such payment shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(vi).

          (c)(i) On any date on which the Lessee is obligated to pay the Lessor an amount equal to (x) the Termination Value of any Property in connection with the delivery of a Termination Notice or (y) the Termination Value of any Property in connection with the exercise of a Purchase Option or Maturity Date Purchase Option, such amount shall be applied to prepay the Loans on such date in accordance with Section 8.1(b)(ii), and (ii) on any date on which any Property shall have been sold pursuant to Section 21 of the Lease, the Borrower shall prepay the Loans on such date in an amount equal to the proceeds of such sale (net of costs and expenses described in Section 21.2(i) of the Lease) in accordance with Section 8.1(b)(iii).

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                                                                               4


          (d) Each prepayment of the Loans pursuant to Section 2.5(b) or 2.5(c) shall be allocated to reduce the Tranche A/B Property Cost of the affected Property. Each prepayment of the Loans pursuant to Section 2.5(a) shall be allocated to reduce the respective Tranche A/B Property Costs of all Properties, pro rata according to the Tranche A/B Property Costs of such Properties immediately before giving effect to such prepayment. Any amounts applied to reduce the Tranche A/B Property Cost of any Construction Period Property pursuant to this paragraph (d) shall also be applied to reduce the Tranche A/B Construction Property Cost of such Property until such Tranche A/B Construction Property Cost has been reduced to zero.

          2.6 Conversion and Continuation Options . The Borrower may elect from time to time to convert Eurodollar Loans to ABR Loans by giving the Agent at least one Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to Eurodollar Loans by giving the Agent at least three Business Days' prior irrevocable notice of such election. Any such notice of conversion to Eurodollar Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Agent shall promptly notify each Lender thereof. All or any part of outstanding Eurodollar Loans or ABR Loans may be converted as provided herein, provided that no ABR Loan may be converted into a Eurodollar Loan when any Default or Event of Default has occurred and is continuing, or after the date that is one month prior to the Maturity Date.

          (b) Any Eurodollar Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving notice to the Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Annex A, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan may be continued as such when any Default or Event of Default has occurred and is continuing, or after the date that is one month prior to the Maturity Date and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

          2.7 Minimum Amounts of Tranches . Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions, continuations and prepayments of Eurodollar Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (a) the aggregate principal amount of the Eurodollar Loans comprising each Eurodollar Tranche shall be equal to $750,000 or a whole multiple of $100,000 in excess thereof and (b) no more than five Eurodollar Tranches shall be outstanding at any one time.

          2.8 Interest Rates and Payment Dates . Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Eurodollar Margin.

          (b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR.

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                                                                               5


          (c) If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is
(A) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.8 plus 2% or (B) in the case of overdue interest or any other overdue amount, the ABR plus 2%, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

          (d) Interest shall be payable in arrears on each Scheduled Interest Payment Date, provided that (i) interest accruing pursuant to paragraph (c) of this Section 2.8 shall be payable from time to time on demand and (ii) each prepayment of the Loans shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid and breakage costs, if any.

          2.9 Computation of Interest . Whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Agent shall as soon as practicable notify the Borrower and the Lenders of each determination of a Eurodollar Rate in respect of any Eurodollar Tranche. Any change in the interest rate on a Loan resulting from a change in the ABR or the Eurocurrency Reserve Requirements shall become effective as of the opening of business on the day on which such change becomes effective. The Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

          (b) Each determination of an interest rate by the Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

          2.10 Inability to Determine Interest Rate . If prior to the first day of any Interest Period:

          (a) the Agent shall have determined (which determination shall be conclusive and binding upon the Borrower) that, by reason of circumstances affecting the eurodollar market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period, or

          (b) the Agent shall have received notice from the Required Lenders that the Eurodollar Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Eurodollar Loans during such Interest Period, the Agent shall give telecopy or telephonic notice thereof to the Borrower and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans and (y) any Loans that,

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                                                                               6


on the first day of such Interest Period, were to be converted to or continued as Eurodollar Loans shall be converted to or continued as ABR Loans. Until such notice has been withdrawn by the Agent, no further Eurodollar Loans shall be made or continued as such, nor shall the Borrower have the right to convert ABR Loans to Eurodollar Loans.

          2.11 Pro Rata Treatment and Payments . Each borrowing by the Borrower from the Lenders hereunder and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Commitment Percentages of the Lenders. Except as otherwise provided in Section 2.5 or Section 8, each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders (it being understood that, except as otherwise provided in Section 8, any payment so made in respect of principal of any Lender's Loans shall be deemed to ratably reduce the outstanding amount of Tranche A Loans and Tranche B Loans of such Lender). All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Agent, for the account of the Lenders, at the Agent's office specified in Section 9.2, in Dollars and in immediately available funds. The Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension.

          (b) Unless the Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make its share of such borrowing available to the Agent, the Agent may assume that such Lender is making such amount available to the Agent, and the Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Agent. A certificate of the Agent submitted to any Lender with respect to any amounts owing under this Section 2.11(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Agent by such Lender within three Business Days of such Borrowing Date, the Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Borrower.

          2.12 Illegality . Notwithstanding any other provision herein, if, after the date hereof, the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert ABR Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.14.

          2.13 Requirements of Law . If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

          (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note or any Eurodollar Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.15 and changes in the rate of tax on the overall net income of such Lender) or a franchise tax in lieu of net income taxes;

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of the Eurodollar Rate; or

          (iii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender reasonably deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

          (b) If, after the date hereof, any Lender shall have determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority, in each case made subsequent to the date hereof, has the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, the Borrower shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.13, it shall promptly notify the Borrower (with a copy to the Agent) of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to this Section 2.13 submitted by such Lender to the Borrower (with a copy to the Agent) shall be conclusive in the absence of manifest error. The agreements in this Section 2.13 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.14 Indemnity . The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto or (d) such loss or expense not being covered by the indemnities provided for in Section 12.1(a) of the Participation Agreement as the result of the application of Section 12.1(b) of the Participation Agreement. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Eurodollar Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section and evidencing a loss suffered by such Lender of such amount or amounts shall be delivered to the Borrower. The provisions of this Section 2.14 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          2.15 Taxes . All payments made by the Borrower under this Agreement and any Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding (i) net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Agent or any Lender and
(ii) any taxes imposed on the Agent or any Lender as a result of a present or former connection between the Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or any
Note). If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Agent or any Lender hereunder, the amounts so payable to the Agent or such Lender shall be increased to the extent necessary to yield to the Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (b) of this
Section 2.15. Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Agent or any Lender as a result of any such failure. The agreements in this Section 2.15 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) Each Lender that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a "Non-U.S. Lender") shall deliver to the Borrower and the Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form 1001 or Form 4224, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a Form W-8, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8, an annual certificate representing that such Non-U.S. Lender is not a "bank" for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by the Borrower under this Agreement and the other Operative Agreements. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation). In addition, each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify the Borrower at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose).

          (c) The Borrower shall not be required to indemnify any Non-U.S. Lender, or to pay any additional amounts to any Non-U.S. Lender, in respect of U.S. Federal withholding tax pursuant to paragraph (a) above to the extent that
(i) the obligation to withhold amounts with respect to U.S. Federal withholding tax existed on the date such non-U.S. Lender became a party to this Agreement (or, in the case of a Non-U.S. Participant, on the date such Participant became a Participant hereunder); provided, however, that this clause (i) shall not apply to the extent that (x) the indemnity payments or additional amounts any Lender (or Participant) would be entitled to receive (without regard to this clause (i)) do not exceed the indemnity payment or additional amounts that the person making the assignment, participation or transfer to such Lender (or Participant) would have been entitled to receive in the absence of such assignment, participation or transfer, or (y) such assignment, participation or transfer had been requested by the Borrower, (ii) the obligation to pay such additional amounts would not have arisen but for a failure by such Non-U.S. Lender or Non-U.S. Participant to comply with the provisions of paragraph (b) above or (iii) any of the representations or certifications made by a Non-U.S. Lender or Non-U.S. Participant pursuant to paragraph (b) above are incorrect at the time a payment hereunder is made, other than by reason of any change in treaty, law or regulation having effect after the date such representations or certifications were made.

          (d) If the Borrower determines in good faith that a reasonable basis exists for contesting any taxes for which indemnification has been demanded hereunder, the relevant Lender or the Agent, as applicable, shall cooperate with the Borrower in challenging such taxes at the Borrower's expense if so requested by the Borrower. If any Lender or the Agent, as applicable, receives a refund of a tax for which a payment has been made by the Borrower pursuant to this Agreement, which refund in the good faith judgment of such Lender or Agent, as the case may be, is attributable to such payment made by the Borrower, then the Lender or Agent, as the case may be, shall reimburse the Borrower for such amount as the Lender or Agent, as the case may be, determines to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position than it would have been in if the payment had not been required. A Lender or Agent shall claim any refund that it determines is available to it, unless it concludes in its reasonable discretion that it would be adversely affected by making such claim. Neither any Lender nor the Agent shall be obliged to disclose any information regarding its tax affairs or computations to the Borrower in connection with this paragraph (d) or any other provision of this Section 2.15.

          (e) Each Lender represents and agrees that, on the date hereof and at all times during the term of this Agreement, it is not and will not be a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(1) of the Code and the regulations thereunder) with respect to the borrowings hereunder unless the Borrower has consented to such arrangement prior thereto.

          2.16 Notice of Certain Costs . Notwithstanding anything in this Agreement to the contrary, to the extent any notice required by Section 2.13 or
2.15 is given by any Lender more than 180 days after such Lender has knowledge (or should have had knowledge) of the occurrence of the event giving rise to the additional cost, reduction in amounts, loss, tax or other additional amounts described in such Sections, such Lender shall not be entitled to compensation under Section 2.13 or 2.15, as the case may be, for any such amounts incurred or accruing prior to the giving of such notice to the Borrower.

          2.17 Change of Lending Office . Each Lender agrees that if it makes any demand for payment under Section 2.13 or 2.15, or if any adoption or change of the type described in subsection 2.12 shall occur with respect to it, it will, if requested by the Borrower, use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions and so long as such efforts would not be disadvantageous to it, as determined in its sole discretion) to designate a different lending office if the making of such a designation would reduce or obviate the need for the Borrower to make payments under Section 2.13 or 2.15, or would eliminate or reduce the effect of any adoption or change described in subsection 2.12.

          2.18 Replacements of Lender under Certain Circumstances . The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.13 or 2.15, (b) is affected in the manner described in Section 2.12 and as a result thereof any of the actions described in such Section is required to be taken or (c) becomes a defaulting Lender, with a replacement bank or other financial institution, provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement,
(iii) the Borrower shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts (other than any disputed amounts), pursuant to Section 2.12, 2.13, 2.14 or 2.15, as the case may be, owing to such replaced Lender prior to the date of replacement, (iv) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be reasonably satisfactory to the Agent, (v) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 9.7 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein) and (vi) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Agent or any other Lender shall have against the replaced Lender.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

          To induce the Agent and the Lenders to enter into this Agreement and to make the Loans, the Borrower hereby represents and warrants to the Agent and each Lender that the representations and warranties set forth in Section 7 of the Participation Agreement are true and correct.


                         SECTION 4. CONDITIONS PRECEDENT

          4.1 Conditions to Effectiveness . The effectiveness of this Agreement is subject to the satisfaction of all conditions precedent set forth in Section
6.1 of the Participation Agreement required by said Section to be satisfied on or prior to the Initial Closing Date.

          4.2 Conditions to Each Loan . The agreement of each Lender to make any Loan requested to be made by it on any date is subject to the satisfaction of the following conditions precedent:

          (a) Representations and Warranties. Each of the representations and warranties made by the Borrower, the Lessee or the Guarantors in or pursuant to the Operative Agreements shall be true and correct in all material respects on and as of such date as if made on and as of such date.

          (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

          (c) Participation Agreement Conditions. With respect to each Loan, the applicable conditions precedent to the Advance associated therewith specified in Section 6 of the Participation Agreement shall have been satisfied.

          (d) Investor Contribution. With respect to each Advance, the Agent shall be satisfied that the Borrower shall receive from the Investor on the relevant Funding Date an amount equal to the Investor Contribution associated with such Loan.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Lessee, as of the date of such Loan that the conditions contained in this Section 4.2 have been satisfied.


                              SECTION 5. COVENANTS

          So long as the Commitments remain in effect, any Note remains outstanding and unpaid or any other amount is owing to any Lender or the Agent hereunder:

          5.1 Other Activities . Without the consent of Lenders holding at least 66 2/3 % in the aggregate of the Commitment Percentages, the Borrower shall not conduct, transact or otherwise engage in, or commit to transact, conduct or otherwise engage in, any business or operations other than the entry into, and exercise of rights and performance of obligations in respect of, the Operative Agreements and other activities incidental or related to the foregoing.

          5.2 Ownership of Property, Indebtedness . The Borrower shall not own, lease, manage or otherwise operate any properties or assets other than in connection with the activities described in Section 5.1, or incur, create, assume or suffer to exist any Indebtedness or other consensual liabilities or financial obligations other than as may be incurred, created or assumed or as may exist in connection with the activities described in Section 5.1 (including the Loans and other obligations incurred by the Borrower hereunder).

          5.3 Disposition of Assets . The Borrower shall not convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets, whether now owned or hereafter acquired, except to the extent expressly authorized by the Operative Agreements.

          5.4 Compliance with Operative Agreements . The Borrower shall at all times observe and perform all of the covenants, conditions and obligations required to be performed by it under each Operative Agreement to which it is a party.

          5.5 Further Assurances . At any time and from time to time, upon the written request of the Agent, the Borrower will, at the sole expense of the Lessee, promptly and duly execute and deliver such further instruments and documents and take such further action as the Agent or the Required Lenders may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and the other Operative Agreements and of the rights and powers herein or therein granted.

          5.6 Notices . If on any date the Borrower shall obtain actual knowledge of the occurrence of a Default or Event of Default, the Borrower will give prompt written notice thereof to the Agent.

          5.7 Discharge of Liens . The Borrower will not create or permit to exist at any time, and will, at its own expense, promptly take such action as may be necessary duly to discharge, or cause to be discharged, all Lessor Liens attributable to it, provided, that the Borrower shall not be required to discharge any Lessor Lien while the same is being contested in good faith by appropriate proceedings diligently prosecuted so long as such proceedings shall not involve any material danger of impairment of any of the Liens contemplated by the Security Documents or of the sale, forfeiture or loss of, and shall not materially interfere with the construction, use, operation or disposition of (including, as a result of the exercise of the Purchase Option), the Property or title thereto or any interest therein or the payment of Rent.

          5.8 Recordkeeping . On each date on which the Tranche A/B Property Cost or Tranche A/B Construction Property Cost for any Property is increased or decreased pursuant to this Agreement, the Borrower shall notify the Agent of the amount of such increase or decrease and the identity of the affected Property.


                         SECTION 6. REMEDIAL PROVISIONS

          6.1 Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

          (a) The Borrower shall (i) default in the payment when due of any principal of the Loans or (ii) default, and such default shall continue for five or more days, in the payment when due of any interest on the Loans or any other amounts owing hereunder or under any other Credit Document to which it is a party; or

          (b) The Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in any Credit Document to which it is a party (other than the terms, covenants or agreements referred to in paragraph (a) above) and such default shall have continued unremedied for a period of thirty days after written notice thereof from Agent; or

          (c) Any Guarantor shall default in the due performance or observance by it of any term, covenant or agreement contained in the Guarantee (including any term, covenant or agreement incorporated by reference in the Guarantee provided that a default in the due performance or observance of any such incorporated term, covenant or agreement shall only constitute an Event of Default hereunder after the giving of notice, if required, and the expiration of cure periods, if applicable, under the Corporate Credit Agreement) and such default shall continue for thirty days after written notice thereof from Agent; or

          (d) Any representation, warranty or statement made or deemed made by the Borrower herein or in any other Credit Document or by the Lessor or the Lessee in the Participation Agreement, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto, shall prove to be incorrect in any material respect on the date as of which made or deemed made; or

          (e) Any representation, warranty or statement made or deemed made by any Guarantor in the Guarantee or in any other Operative Agreement, or in any statement or certificate delivered or required to be delivered pursuant thereto, shall prove to be untrue in any material respect on the date as of which made or deemed made; or

          (f)(i) Any Lease Event of Default shall have occurred and be continuing or (ii) the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in the Participation Agreement or the Trust Company shall default in the due performance or observance by it of any term, covenant or agreement contained in the Trust Agreement, and in each case under this clause (ii), such default shall have continued unremedied for a period of at least 30 days after notice to the Borrower by the Agent; or

          (g)(i) The Lessee or any of the Restricted Subsidiaries shall (i) default in any payment with respect to any Indebtedness (including any Guarantee Obligation, but excluding the Loans) in excess of $20,000,000 in the aggregate for the Lessee and such Subsidiaries, beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or (except in the case of Indebtedness consisting of any Hedge Agreement) any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, such

     Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable or (ii) without limiting the provisions of clause (i) above, any such Indebtedness (other than Indebtedness consisting of any Hedge Agreement) shall be declared to be due and payable, or required to be prepaid other than by a regularly scheduled required prepayment or as a mandatory prepayment, prior to the stated maturity thereof; or

          (h)(i) The Borrower or the Investor shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Borrower or the Investor shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Borrower or the Investor any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Borrower or the Investor any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Borrower or the Investor shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Borrower or the Investor shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

          (i)(i) The Lessee or any Specified Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Lessee or any Specified Subsidiary shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Lessee or any Specified Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 90 days; or (iii) there shall be commenced against the Lessee or any Specified Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or (iv) the Lessee or any Specified Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or

          (j) Any Security Document shall cease to be in full force and effect, or shall cease to give the Agent the Liens, rights, powers and privileges purported to be created thereby, in favor of the Agent on behalf of the Lenders, superior to and prior to the rights of all third Persons and subject to no other Liens (except in each case to the extent expressly permitted herein or in the other Operative Agreements); or

          (k) The Guarantee or any material provision thereof shall cease to be in full force and effect or any Guarantor shall deny or disaffirm such Guarantor's obligations under the Guarantee; or

          (l) One or more judgments or judicial decrees shall be entered against the Borrower involving a liability of $100,000 or more in the case of any one such judgment or $250,000 or more in the aggregate for all such judgments and decrees for the Borrower (to the extent not paid or fully covered by insurance, provided by a carrier that has acknowledged coverage) and any such judgments or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 90 days from the entry thereof; or

          (m)(i) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code; any Plan is or shall have been terminated or is the subject of termination proceedings under ERISA (including the giving of written notice thereof); an event shall have occurred or a condition shall exist in either case entitling the PBGC to terminate any Plan or to appoint a trustee to administer any Plan (including the giving of written notice thereof); any Plan shall have an accumulated funding deficiency (whether or not waived); Lessee or any Subsidiary or any ERISA Affiliate has incurred or is likely to incur a liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201 or 4204 of ERISA or Section 4971
     or 4975 of the Code (including the giving of written notice thereof); (ii) there could result from any event or events set forth in clause (i) of this
     Section 6.1 (m) the imposition of a lien, the granting of a security interest, or a liability, or the reasonable likelihood of incurring a lien, security interest or liability; and (iii) such lien, security interest or liability will or would be reasonably likely to have a Material Adverse Effect; or

          (n) One or more judgments or decrees shall be entered against the Lessee or any of the Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance provided by a carrier not disputing coverage) of $20,000,000 or more in the aggregate for all such judgments and decrees for the Lessee and the Restricted Subsidiaries, and any such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

          (o) A Change of Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (h) or paragraph (i), automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken so long as such event is continuing: (i) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Agent may, or upon the request of the Required Lenders, the Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable (any of the foregoing occurrences or actions referred to in clause (A) or (B) above, an "Acceleration"). Except as expressly provided above in this
Section 6, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

          6.2 Certain Defaults. Notwithstanding anything to the contrary contained in Section 6.1(h), no Event of Default shall occur under Section 6.1(h) with respect to any Investor so long as (i) such Event of Default does not threaten to interrupt the Lenders' timely receipt of all amounts due under this Agreement and each of the other Operative Agreements whether pursuant to the Assignment of Lease or otherwise and (ii) no other Event of Default has occurred and is continuing.

          6.3 Exercise of Remedies. Notwithstanding the foregoing provisions of this Section 6, the Agent shall not have the right to exercise any rights or remedies under this Section 6 against the Borrower unless it shall also, at the direction of the Required Lenders, exercise a remedy (as then permitted and as such Required Lender shall direct) under the Lease and the Agency Agreement, as applicable.


                              SECTION 7. THE AGENT

          7.1 Appointment . Each Lender hereby irrevocably designates and appoints the Agent as the agent of such Lender under this Agreement and the other Operative Agreements, and each such Lender irrevocably authorizes the Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Operative Agreements and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of this Agreement and the other Operative Agreements, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Operative Agreement or otherwise exist against the Agent.

          7.2 Delegation of Duties . The Agent may execute any of its duties under this Agreement and the other Operative Agreements by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

          7.3 Exculpatory Provisions . Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be
(i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Operative Agreement (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Lessee or any officer thereof contained in this Agreement or any other Operative Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Operative Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Operative Agreement or for any failure of the Borrower to perform its obligations hereunder or thereunder. The Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Operative Agreement, or to inspect the properties, books or records of the Borrower or the Guarantor.

          7.4 Reliance by Agent . The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Guarantor), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Operative Agreement unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Operative Agreements in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the obligations owing by the Borrower hereunder.

          7.5 Notice of Default . The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Borrower or the Guarantor referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

         7.6 Non-Reliance on Agent and Other Lenders . Each Lender expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower or the Guarantor, shall be deemed to constitute any representation or warranty by the Agent to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantor and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Operative Agreements, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower and the Guarantor. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Borrower or the Guarantor which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         7.7 Indemnification . The Lenders agree to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or the Guarantor and without limiting the obligation of the Borrower or the Guarantor to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the amounts owing hereunder) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Operative Agreements or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Agent's gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder.

          7.8 Agent in Its Individual Capacity . The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower or the Guarantor as though the Agent were not the Agent hereunder and under the other Operative Agreements. With respect to the Loans made by it, the Agent shall have the same rights and powers under this Agreement and the other Operative Agreements as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall include the Agent in its individual capacity.

          7.9 Successor Agent . The Agent may resign as Agent upon 20 days' notice to the Lenders and the Borrower. If the Agent shall resign as Agent under this Agreement and the other Operative Agreements, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Borrower (such approval not to be unreasonably withheld), whereupon such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon such appointment and approval, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement or any holders of the Loans. After any retiring Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Operative Agreements.

          7.10 Co-Documentation and Syndication Agents . None of the Lenders identified on the facing page or signature pages of this Agreement as a "Co-Documentation Agent" or "Syndication Agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement and the other Operative Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of Lenders so identified as a "Co-Documentation Agent" or "Syndication Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of Lenders so identified in deciding to enter into this Agreement and the other Operative Documents or in taking or not taking action hereunder.


             SECTION 8. MATTERS RELATING TO PAYMENTS AND COLLATERAL

          8.1 The Account . The Agent shall establish an account (the "Account") into which the Agent shall deposit all payments, receipts and other consideration of any kind whatsoever paid under the Lease and received by the Agent pursuant to the Assignment of Lease.

          (b) Payments deposited from time to time in the Account shall be paid out as follows:

          (i) Any such payment identified by the Lessee as Basic Rent shall be paid out of the Account by the Agent on the relevant Specified Interest Payment Date, and shall be applied, first, ratably to the payment of interest then due and payable on the Loans until such amounts are paid in full, second, to the payment to the Borrower of an amount equal to the Investor Yield then due and payable under the Operative Agreements until such amount is paid in full, and, third, the remainder of such amount shall be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

          (ii) Any payment identified by the Lessee as a payment in respect of the Termination Value of any Property pursuant to Section 16 of the Lease or of the Termination Value of any Property pursuant to Section 20 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Tranche B Loans then outstanding in an amount not to exceed the product of
     (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche B Percentage in respect of such Property and all interest due and payable on such amount, second, to the payment to the Borrower of an amount not to exceed the outstanding Investor Property Cost in respect of such Property and the Investor Yield due and payable on such amount, third, ratably to the payment of the principal of Tranche A Loans then outstanding in an amount not to exceed the product of (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche A Percentage in respect of such Property and all interest due and payable on such amount, and fourth, the remainder of such amount shall be paid out of the Account by the Agent to the Lessee.

          (iii) Any payment identified by the Lessee as proceeds of the sale of any Property pursuant to Section 21 of the Lease (but in any event excluding costs and expenses described in Section 21.2(i) of the Lease) ("Net Sale Proceeds") shall be paid out of the Account by the Agent (simultaneously with the payment by the Agent out of the Account of the Maximum Residual Guarantee Amount pursuant to Section 8.1(b) (v)) promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Tranche B Loans then outstanding in an amount not to exceed the product of (x) the Tranche A/B Property Cost in respect of such Property and (y) the Tranche B Percentage in respect of such Property and all interest then due and payable on such amount, second, to the payment to the Borrower of an amount not to exceed the outstanding Investor Property Cost in respect of such Property, and third, the remainder of such amount ("Excess Sale Proceeds") shall be held in the Account until the Maturity Date (or, if earlier, the date of an Acceleration) for application in accordance with Section 8.1(b)(iv) or 8.2, as the case may be.

          (iv) On the Maturity Date any Excess Sale Proceeds contained in the Account shall be applied as follows: first, ratably to the payment of the principal and interest on the Loans then outstanding, second, to the payment to the Borrower of an amount not to exceed the aggregate Investor Property Cost with respect to all Properties (whether or not the Lease has terminated with respect to any such Property) and the Investor Yield due and payable on such amount, and third, to the extent moneys remain after application pursuant to clauses first and second above, in the manner specified in Section 8.2.

          (v) Any payment identified by the Lessee as the Maximum Residual Guarantee Amount in respect of any Property shall be paid out of the Account by the Agent promptly after receipt and shall be applied ratably to the payment of the principal of Tranche A Loans then outstanding in respect of such Property.

          (vi) Any payment identified by the Lessee as a Wear and Tear Payment or any Net Sale Proceeds Shortfall pursuant to Section 21.3 of the Lease shall be paid out of the Account by the Agent promptly after receipt, and shall be applied, first, ratably to the payment of the principal of Tranche B Loans then outstanding in an amount equal to the product of the Tranche B Percentage with respect to such Property and the Tranche A/B Property Cost with respect to such Property (in each case determined as of the date of sale of such Property pursuant to Section 21 of the Lease immediately prior to giving effect thereto) and all interest due and payable on such amount, and second, the remainder of such amount shall be paid out of the Account by the Agent to the Borrower.

          (vii) Any payment identified by the Lessee as Supplemental Rent (other than any Maximum Residual Guarantee Amount) (but in any event excluding all Excepted Payments) shall be paid out of the Account by the Agent promptly after receipt, and shall be applied to the payment of any amounts then owing to the Agent, the Lenders, the Investor and the other parties to the Operative Agreements (or any of them) (other than any such amounts payable pursuant to the preceding provisions of this Section 8.1(b)) as shall be designated by the Lessee (or, in the absence of such designation, ratably according to the respective amounts so owing of which the Agent has received written notice).

In the event that the Lessee shall fail to identify the nature of any payment deposited by it in the Account, or the Agent in its reasonable judgment shall determine that the identification made by the Lessee is incorrect or inappropriate, the nature of such payment shall instead be identified by the Agent in its reasonable judgment and applied in the manner specified above; provided, that in the event that the Agent identifies such payment as an Excepted Payment, such payment shall be paid out of the Account by the Agent to such Person or Persons as the Borrower may designate.

          (c) Upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower hereunder or under any other Credit Document, any moneys remaining in the Account shall be paid to the Borrower or such other Person or Persons as the Borrower may designate.

          8.2 Proceeds of Collateral; Proceeds Remaining in Account . All moneys collected by the Agent under the Guarantee or upon any sale or other disposition of the Collateral pursuant to any Security Document, together with all other moneys received by the Agent thereunder and (b) all moneys contained in the Account on the date of an Acceleration or on the Maturity Date (excluding, in the case of any application made pursuant to this Section 8.2 on the Maturity Date, an amount equal to the aggregate amount of Excess Sale Proceeds or Maximum Residual Guarantee Amount deposited in the Account on or prior to such date, which amount shall instead be applied on the Maturity Date in accordance with
Section 8.1(b)(iv) or Section 8.1(b)(v), respectively), or deposited in the Account thereafter, shall be applied as follows:

          First, to the payment of (x) any and all sums advanced by the Agent in order to preserve the Collateral or preserve its security interest therein and (y) the expenses of retaking, holding, preparing for sale or lease, selling or otherwise disposing or realizing on the Collateral, or of any exercise by the Agent of its rights under the Security Documents, together with reasonable attorneys' fees and court costs;

          Second, to the payment of the amounts then due and unpaid for principal of the Tranche B Loans, according to the amounts due and payable on the Tranche B Loans in respect of principal;

          Third, to the payment of the amounts then due and unpaid for principal of the Tranche A Loans according to the amounts due and payable on the Tranche A Loans in respect of principal;

          Fourth, to the payment of the amounts then due and unpaid for interest accrued on the Tranche B Loans and the Tranche A Loans, ratably, without preference or priority of any kind, according to the amounts due and payable on the Tranche B Loans and the Tranche A Loans in respect of principal;

          Fifth, to the payment of an amount equal to the aggregate outstanding Investor Contribution and all amounts then due and payable on account of the Investor Yield;

          Sixth, to the extent moneys remain after application pursuant to clauses First through Fifth above, to the Lessee or to whomever may be lawfully entitled to receive such surplus.

          8.3 Certain Remedial Matters . Notwithstanding any other provision of this Agreement or any other Credit Document:

          (i) the Borrower shall at all times to the exclusion of the Agent retain (A) all rights to Excepted Payments and to demand, collect or commence an action at law to obtain such payments and to enforce any judgment with respect thereto and (B) all of its rights under the Participation Agreement; and

          (ii) the Borrower shall at all times retain the right, but not to the exclusion of the Agent, (A) to receive from the Lessee all notices, certificates and other documents and all information that the Lessee is permitted or required to give or furnish to the "Borrower" or the "Lessor" pursuant to the Lease, the Participation Agreement or any other Operative Agreement, (B) to inspect the Properties and otherwise exercise rights of the "Lessor" under Section 10.2 of the Lease, (C) to retain all rights with respect to insurance that Section 14 of the Lease specifically confers upon the "Lessor", (D) to provide such insurance as the Lessee shall have failed to maintain or as the Borrower may desire, (E) to enforce compliance by the Lessee with the provisions of Sections 8, 9, 10, 11, 14 and 30.10 of the Lease, and (F) subject to the other applicable provisions of this Agreement, to perform for the Lessee under Section 17 of the Lease.

          8.4 Release of the Property, etc. If the Lessee shall at any time purchase the Property pursuant to Section 16.2 of the Lease or exercise its Purchase Option with respect to the Property under Section 20 of the Lease, or if the Property shall be sold in accordance with Section 21 of the Lease, then, upon satisfaction by the Borrower of its obligation to prepay the Loans pursuant to Section 2.5(c) and to pay accrued interest on the Loans so prepaid pursuant to Section 2.8, the Agent shall release the Property from the Liens created by the Security Documents. In addition, upon the termination of the Commitments and the payment in full of the Loans and all other amounts owing by the Borrower or the Guarantor hereunder or under any other Operative Agreement, the Agent shall release all of the Properties from the Liens created by the Security Documents. Certain Surplus Land (as defined in Section 20.4 of the Lease) may be partially released pursuant to Section 20.4 of the Lease. Upon request of the Borrower following any such release, the Agent shall, at the sole cost and expense of the Borrower, execute and deliver to the Borrower or the Lessee such documents as the Borrower shall reasonably request to evidence such release.

          (b) Upon request, the Agent shall join in any grant or release consented to by Lessor pursuant to Section 12.2 of the Lease in order to subordinate the Lien of the Mortgage and any other Security Documents to such grant or release or to do a partial release of Surplus Land pursuant to Section
20.4 of the Lease.

          (c) Notwithstanding anything to the contrary herein, upon the termination of the Commitments and the payment in full of (i) the Loans and all other amounts owing by the Borrower or any Guarantor hereunder or under any other Operative Agreement and (ii) all amounts owing by the Lessee to the Lessor or to any other Person under the Operative Agreements, all remaining moneys in the Account shall be paid out to the Lessee.


                            SECTION 9. MISCELLANEOUS

          9.1 Amendments and Waivers . Neither this Agreement, any other Credit Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 9.1 and
Section 9.3 of the Participation Agreement. The Required Lenders may, or, with the written consent of the Required Lenders, the Agent may, from time to time,
(a) subject to receipt of the written consent of the Lessee, enter into with the Borrower or the Guarantors, as applicable, written amendments, supplements or modifications to the Operative Agreements for the purpose of adding any provisions to the Operative Agreements or changing in any manner the rights of the Agent, the Lenders, the Borrower or the Guarantors thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Agent, as the case may be, may specify in such instrument, any of the requirements of the Operative Agreements or any Default or Event of Default and its consequences or (c) market the Property in accordance with the provisions of Section 22.1(b) of the Lease. Notwithstanding the foregoing, no such amendment, supplement, modification or waiver shall (i) reduce the amount or extend the scheduled date of maturity of any Note, or reduce the stated rate of any interest payable hereunder or any Commitment Fees payable under the Participation Agreement or extend the scheduled date of any payment of such interest or

Commitment Fees or increase the amount or extend the expiration date of any Lender's Commitment, in each case without the consent of each Lender directly and adversely affected thereby, or (ii) amend, modify or waive any provision of this Section 9.1 or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Borrower or any Guarantor of any of its rights and obligations under the Operative Agreements or release any portion of the Collateral (except in accordance with Section 8.4) or release any Guarantor from its obligations under the Guarantee, in each case without the written consent of all of the Lenders, or (iii) amend, modify or waive any provision of Section 7 without the written consent of the then Agent, or (iv) permit other investments by the Lessor without the consent of Lenders holding 100% in the aggregate of the Commitment Percentages. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Borrower, the Guarantors, the Lessee, the Lenders, the Agent and all future holders of the Notes. In the case of any waiver, the Borrower, the Guarantors, the Lessee, the Lenders and the Agent shall be restored to their former position and rights under the Operative Agreements, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

          9.2 Notices . All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile transmission), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made (a) when delivered by hand, (b) one Business Day after delivery to a nationally recognized courier service specifying overnight delivery, (c) three Business Days after being deposited in the mail, certified or registered, postage prepaid, or (d) in the case of facsimile notice, when sent and receipt has been confirmed, addressed as follows in the case of the Borrower and the Agent, and as set forth in Schedule 1.1 in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

     The Borrower:

                    The KinderCare Realty Trust 1999
                    c/o Wilmington Trust Company
                    Rodney Square North
                    1100 North Market Street
                    Wilmington, Delaware  19890-0001
                    Attention: Corporate Trust Administration
                    Fax: (302) 651-1000

     with copies to:

                    KinderCare Learning Centers, Inc.
                    650 NE Holladay, Suite 1400
                    Portland, Oregon 97232
                    Attention: Legal Department
                    Fax: (503) 872-1391

                    Stoel Rives LLP
                    900 SW Fifth Avenue, Suite 2600
                    Portland, Oregon  97204
                    Attn:  Gary R. Barnum
                    Fax: (503) 220-2480

                    KinderCare Learning Centers, Inc.
                    c/o Kohlberg Kravis Roberts & Co., L.P.
                    9 West 57th Street
                    New York, NY 10019
                    Attention: Nils Brous
                    Fax: (212) 750-0003

                    Scotiabanc Inc.
                    c/o The Bank of Nova Scotia
                    555 SW 5th Ave., Suite 750
                    Portland, OR 97204-2078
                    Attention:  Daryl Hogge
                    Facsimile: (503) 222-5502

     The Lenders:

                    The Bank of Nova Scotia
                    555 SW 5th Ave., Suite 750
                    Portland, OR 97204-2078
                    Attention:  Daryl Hogge
                    Facsimile: (503) 222-5502

                    Bank of America, N.A.
                    555 California Street, Mail Code: CA5-705-41-89 San Francisco, CA 94104
                    Attention: Kevin Leader, MD
                    Facsimile: (415)622-4585

                    The Chase Manhattan Bank
                    270 Park Avenue, 4th Floor
                    New York, NY 10017
                    Attention: Kathryn Duncan
                    Facsimile: (212) 270-0009

                    Citicorp USA, Inc.
                    633 W. Fifth Street, 63rd Floor
                    Los Angeles, CA 90071
                    Attention: Shamsara Ahmed
                    Facsimile: (213) 833-2381

                    Credit Suisse First Boston
                    Eleven Madison Avenue, 20th Floor
                    New York, NY 10010-3629
                    Attention: Robert Hetu
                    Facsimile: (212) 325-8309

                    Bankers Trust Company
                    1 BT Plaza
                    130 Liberty Street
                    New York, NY 10006
                    Attention: Jennifer Laino/Larry Benison
                    Facsimile: (212) 250-6029/7351

                    Merrill Lynch Capital Corporation
                    250 Vesey Street, North Tower
                    New York, NY 10281
                    Attention: Benjamin Lau
                    Facsimile: (212)499-0265
                    and
                    Attention: Carol J.E. Feeley
                    Facsimile: (212)738-1649

     The Agent:     The Chase Manhattan Bank
                    270 Park Avenue
                    New York, NY 10017
                    Attention:  Credit and Lending Group
                    Fax: (212) 972-0009

provided that any notice, request or demand to or upon the Agent or the Lenders pursuant to Section 2.3, 2.5, 2.6, 2.7 or 2.11(b) shall not be effective until received.

          9.3 No Waiver; Cumulative Remedies . No failure to exercise and no delay in exercising, on the part of the Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Operative Agreements shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

          9.4 Survival of Representations and Warranties . All representations and warranties made hereunder, in the other Operative Agreements and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

          9.5 Successors and Assigns; Participations and Assignments . This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Agent, all future holders of the Notes and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

          9.6 Participations . Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Operative Agreements; provided, that any such participation shall be ratable as between the Tranche A Loans and Tranche B Loans of such Lender. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the Notes, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the Notes. In no event shall any Participant have any right to approve any amendment or waiver of any provision of this Agreement or any other Operative Agreement, or any consent to any departure by the Borrower, any Guarantor or any other Person therefrom, except to the extent that such amendment, waiver or consent would (a) reduce the principal of, or interest on, any Loan or Note, or postpone the date of the final maturity of any Loan or Note, or reduce the amount of any Commitment Fee, in each case to the extent subject to such participation or (b) release all or substantially all of the Collateral. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 9.9(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.13, 2.14 and 2.15 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.15, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

          9.7 Assignments . Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time, assign to any Lender or any Affiliate of any Lender (with the consent of the Lessee if any increased costs would result therefrom) or, with the consent of the Borrower, Lessee (provided no Event of Default shall exist at the time of such assignment) and the Agent (which in each case shall not be unreasonably withheld or delayed, it being understood that, without limitation, the Lessee shall have the right to withhold its consent to any assignment if, in order for such assignment to comply with applicable law, the Lessee would be required to obtain the consent of, or make any filing or registration with, any Governmental Authority), to an additional bank, fund which is regularly engaged in making, purchasing or investing in loans or securities or financial institution (each, a "Purchasing Lender") all or any part of its rights and obligations under this Agreement and the other Operative Agreements pursuant to an Assignment and Acceptance substantially in the form of Exhibit B (an "Assignment and Acceptance"), executed by such Purchasing Lender, such assigning Lender (and, in the case of a Purchasing Lender that is not a Lender or an Affiliate thereof, by the Borrower, Lessee and the Agent) and delivered to the Agent for its acceptance and recording in the Register; provided that, except in the case of an assignment of all of a Lender's rights and obligations under this Agreement, (i) unless otherwise agreed to by the Borrower, the Lessee and the Agent, no such assignment to a Purchasing Lender (other than any Lender or any Affiliate thereof) shall be in an aggregate principal amount of less than $5,000,000 and (ii) after giving effect to each such assignment, the assigning Lender (together with any lender which is an affiliate of such assigning Lender) shall retain Loans and/or Commitments aggregating not less than $5,000,000. Any such assignment shall be ratable as between the Tranche A Loans and Tranche B Loans of the assigning Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Purchasing Lender thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Such Assignment and Acceptance shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender and the resulting adjustment of Commitment Percentage arising from the purchase by such Purchasing Lender of all or a portion of the rights and obligations of such assigning Lender. Notwithstanding any provision of this Agreement to the contrary, the consent of (i) the Borrower shall not be required for any assignment that occurs at any time when any of the events described in
Section 6.1(h) shall have occurred and be continuing with respect to the Borrower, and (ii) the Lessee shall not be required for any assignment that occurs at any time when any of the events described in Section 6.1(i) shall have occurred and be continuing with respect to the Lessee.

          (b) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and a Purchasing Lender (and, in the case of a Purchasing Lender that is not a Lender or an Affiliate thereof, by the Borrower, the Lessee and the Agent) together with payment to the Agent of a registration and processing fee of $3,500, the Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto, record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, shall execute and deliver to the Agent new Notes (in exchange for the Notes of the assigning Lender), each in an amount equal to the Commitment assumed by the relevant Purchasing Lender pursuant to such Assignment and Acceptance, and, if the assigning Lender has retained a Commitment hereunder, new Notes to the order of the assigning Lender, each in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Effective Date and shall otherwise be in the form of the Notes replaced thereby.

          (c) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Agent, Lessee and the Borrower, the option to provide to the Borrower all or any part of any Advance that such Granting Bank would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Advance, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Bank shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Bank to the same extent, and as if, such Advance were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.7(c), any SPC may (i) with notice to, but without the prior written consent of, the Borrower, Lessee (provided no Event of Default shall exist at the time of such assignment) and the Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to the Granting Bank or to any financial institutions (consented to by the Borrower, Lessee (provided no Event of Default shall exist at the time of such assignment) and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the SPC. [The Granting Bank shall indemnify Lessee for the full amount of any reasonable costs and expenses incurred by Lessee as a result of the operation of this Section 9.7(c). No SPC created pursuant to this provision shall have any consent rights as a Lender under any of the Operative Agreements.]

          9.8 The Register; Disclosure; Pledges to Federal Reserve Banks . The Agent shall maintain at its address referred to in Section 9.2 copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders, the Commitments of the Lenders, and the principal amount of the Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of clearly demonstrable error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (b) Nothing herein shall prohibit any Lender from pledging or assigning any Loan or Note to any Federal Reserve Bank in accordance with applicable law.

          9.9 Adjustments; Set-Off . If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 6.1(h) or 6.1(i), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender's Loan, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

          (b) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, the Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by the Agent or such Lender (including, without limitation, by branches and agencies of the Agent or such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the obligations and liabilities of the Borrower to the Agent or such Lender under this Agreement or under any of the other Operative Agreements, including, without limitation, all interests in obligations of the Borrower purchased by any such Lender pursuant to Section 9.9(a), and all other claims of any nature or description arising out of or connected with this Agreement or any other Operative Agreement, irrespective of whether or not the Agent or such Lender shall have made any demand hereunder and although said obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

          9.10 Counterparts . This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy transmission of signature pages hereto), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Agent.

          9.11 Severability . Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          9.12 Integration . This Agreement and the other Operative Agreements represent the agreement of the Borrower, the Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Agent or any Lender relative to subject matter hereof not expressly set forth or referred to herein or in the other Operative Agreements.

          9.13 GOVERNING LAW . THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW BUT EXCLUDING TO THE MAXIMUM EXTENT PERMITTED BY LAW ALL OTHER CHOICE OF LAW AND CONFLICTS OF LAW RULES).

          9.14 Submission to Jurisdiction; Waivers . The Borrower hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this agreement and the other operative agreements to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower at its address set forth in Section 9.2 or at such other address of which the agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 9.14 any special, exemplary, punitive or consequential damages.

          9.15 Acknowledgments . The Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the Notes and the other Operative Agreements;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or duty to the Borrower arising out of or in connection with this Agreement or any of the other Operative Agreements, and the relationship between Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Operative Agreements or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

          9.16 WAIVERS OF JURY TRIAL . THE BORROWER, THE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          9.17 Nonrecourse . Anything to the contrary contained in this Agreement or in any other Operative Agreement notwithstanding, none of the Borrower or any Investor or any of their respective officers, directors or shareholders or any of the their respective successors or assigns (all such Persons being hereinafter referred to collectively as the "Exculpated Persons"), shall be personally liable in any respect for any liability or obligation hereunder or under any other Operative Agreement including the payment of the principal of, or interest on, the Notes, or for monetary damages for the breach of performance of any of the covenants contained in this Agreement, the Notes or any of the other Operative Agreements. The Agent and the Lenders agree that, in the event any of them pursues any remedies available to them under this Agreement, the Notes or any other Operative Agreement, neither the Agent nor the Lenders shall have any recourse against the Borrower, nor any other Exculpated Person, for any deficiency, loss or claim for monetary damages or otherwise resulting therefrom and recourse shall be had solely and exclusively against the Collateral and the Guarantor; but nothing contained herein shall be taken to prevent recourse against or the enforcement of remedies against the Property in respect of any and all liabilities, obligations and undertakings contained in this Agreement, the Notes or any other Operative Agreement. Notwithstanding the foregoing provisions of this Section 9.17, nothing in this Agreement or any other Operative Agreement shall (a) constitute a waiver, release or discharge of any obligation evidenced or secured by this Agreement or any other Credit Document, (b) limit the right of the Agent or any Lender to name the Borrower as a party defendant in any action or suit for judicial foreclosure and sale under any Security Document, or (c) affect in any way the validity or enforceability of the Guarantee or any other guaranty (whether of payment and/or performance) given to the Agent or the Lenders, or of any indemnity agreement given by the Borrower, in connection with the Loans made hereunder.

          9.18 Oregon Provisions. UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY LENDERS AFTER OCTOBER 3, 1989

CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY LENDERS TO BE ENFORCEABLE.

The parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                       THE KINDERCARE REALTY TRUST 1999

                                       By: WILMINGTON TRUST COMPANY, not in its
                                           individual capacity but solely as
                                           Trustee

                                       By: PATRICIA A. EVANS
                                           -------------------------------------
                                           Name:  Patricia A. Evans
                                           Title: Financial Services Officer

                                       THE CHASE MANHATTAN BANK, as
                                       Administrative Agent and as a Lender


                                       By: TIMOTHY J. STORMS
                                           -------------------------------------
                                           Name:  Timothy J. Storms
                                           Title: Managing Director

                                       BANK OF AMERICA, N.A., as
                                       Co-Documentation Agent and as a Lender


                                       By: KEVIN C. LEADER
                                           -------------------------------------
                                           Name:  Kevin C. Leader
                                           Title: Managing Director

                                       THE BANK OF NOVA SCOTIA, as Syndication
                                       Agent and as a Lender


                                       By: PATRICK G. NORRIS
                                           -------------------------------------
                                           Name:  Patrick G. Norris
                                           Title: Officer

                                       BANKERS TRUST COMPANY, as Syndication
                                       Agent and as a Lender


                                       By: MARY JO JOLLY
                                           -------------------------------------
                                           Name:  Mary Jo Jolly
                                           Title: Assistant Vice President

                                       CITICORP USA, INC., as a Lender


                                       By: TIMOTHY L. FREEMAN
                                           -------------------------------------
                                           Name:  Timothy L. Freeman
                                           Title: Managing Director/SCO


                                       CREDIT SUISSE FIRST BOSTON, as a Lender


                                       By: BILL O'DALY
                                           -------------------------------------
                                           Name:  Bill O'Daly
                                           Title: Vice President


                                       By: KRISTIN LEPRI
                                           -------------------------------------
                                           Name:  Kristin Lepri
                                           Title: Associate


                                       MERRILL LYNCH CAPITAL CORPORATION, as a
                                       Lender


                                       By: CAROL J.E. FEELEY
                                           -------------------------------------
                                           Name:  Carol J.E. Feeley
                                           Title: Vice President

                                       WILMINGTON TRUST COMPANY, in its
                                       individual capacity, only to the extent
                                       expressly set forth herein


                                       By: JILL K. MORRISON
                                           -------------------------------------
                                           Name:  Jill K. Morrison
                                           Title: Financial Services Officer